LIMITED POWER OF ATTORNEY
KETU DESAI

The undersigned hereby constitutes and appoints Mary C. Moynihan, of Perkins Coie LLP, 700 13th Street NW Washington D.C. 20005, as his true and lawful attorney-in-fact and agent, with full power and subsitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign and file one or more of Form ID, Form 3, Form 4 and/or Form 5, and any amendments thereto, as required under the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, with respect to the reporting on the undersigned's beneficial ownership of securities and the Voya Prime Rate Trust, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requesite necessary to be done, as fully to all intents and puproses as he might or could do, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute of him, may lawfully do or cause to be done by virtue hereof.

In witness, by signing this instrument I affirm all that is written above.

Dated:  July 15, 2020

/s/ Ketu Desai